                                EXHIBIT INDEX




   EXHIBIT
   NUMBER                       DESCRIPTION                             PAGE
   ------                       -----------                             ----
      1         Agreement dated June 27, 1995 among the Issuer,           *
                Riverside, Equity and SZRL.



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